UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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StoneX Group Inc.
(Name of Registrant as Specified in Its Charter)
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STONEX GROUP INC.

155 East 44th Street
Suite 900
New York, New York 10017

January 15, 2021
Dear Shareholders:
You are cordially invited to the annual meeting of shareholders of StoneX Group Inc. to be held on Thursday, February 25, 2021 at 10:00 a.m. (Eastern Standard Time). This will be our first time hosting a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/270285856 at the meeting date and time. The password for the meeting is SNEX2021. There is no physical location for the Annual Meeting.
At the meeting, shareholders will be asked to vote on the election of nine Directors; the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's 2021 fiscal year; an advisory vote on executive compensation; the approval of an amendment to the 2013 Stock Option Plan, and to transact such other business as may properly come before the meeting.
Again this year we are using the "Notice and Access" method of providing proxy materials to you via the Internet. This process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about January 15, 2021, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2020 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2020 Annual Report.
The Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter provide detailed information concerning the matters to be considered at the meeting.
Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. Thank you for your continued support of StoneX Group Inc.
Sincerely,
John Radziwill
Chairman

Notice of Annual Meeting of Shareholders
Thursday, February 25, 2021
10:00 a.m. Eastern Standard Time
TO THE SHAREHOLDERS OF STONEX GROUP INC.
The annual meeting of the shareholders of StoneX Group Inc., a Delaware corporation (the "Company" or “StoneX Group”), will be held on Thursday, February 25, 2021, at 10:00 a.m. Eastern Standard Time, for the following purposes:
1.To elect nine Directors;
2.To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2021 fiscal year;
3.To consider an advisory vote on executive compensation;
4.To approve an amendment to the 2013 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from 2,000,000 shares to 3,000,000 shares; and
5.To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on January 7, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.
Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about January 15, 2021, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement, our 2020 Annual Report, and a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.
Even if you plan to attend the annual meeting, we request that you vote by one of the methods described in the proxy notification and thus ensure that your shares will be represented at the annual meeting if you are unable to participate virtually on the Internet.
If you fail to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting. If you participate in the annual meeting virtually and wish to vote at that time, you may withdraw a previously submitted proxy and vote at that time.
January 15, 2021
New York, New York
By order of the Board of Directors,
SEAN M. O'CONNOR
Chief Executive Officer and President

STONEX GROUP INC.
PROXY STATEMENT
2021 Annual Meeting of Shareholders
GENERAL
    The proxy is solicited on behalf of the Board of Directors of StoneX Group Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on Thursday, February 25, 2021, at 10:00 a.m. (Eastern Standard Time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. This will be a completely virtual meeting of shareholders, conducted solely online via live webcast. There is no physical location for the Annual Meeting. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about January 15, 2021 to all shareholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the annual meeting take place?
    The annual meeting will be held on February 25, 2021 at 10:00 a.m. (Eastern Standard Time). This will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/270285856. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SNEX2021.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
    The "Notice and Access" rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about January 15, 2021. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.
Can I vote my shares by filling out and returning the Notice?
    No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.
Why did I receive this proxy statement?
    You received this proxy statement because you held shares of the Company's common stock on January 7, 2021 (the "Record Date") and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.
What am I voting on?
    You are being asked to vote on four items:

1.The election of nine Directors (see page 9);
2.The ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2021 fiscal year (see page 27);
3.An advisory vote on executive compensation (see page 29); and
4.The approval of an amendment to the 2013 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from 2,000,000 shares to 3,000,000 shares (see page 30).
How do I vote?
Shareholders of Record
    If you are a shareholder of record, there are four ways to vote:
•By toll free telephone at 1-800-652-8683.
•By internet at www.envisionreports.com/SNEX
•If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or
•By voting at the meeting.
Street Name Holders
    Shares which are held in a brokerage account in the name of the broker are said to be held in "street name."
    If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
    Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.
What is the deadline for voting via Internet or telephone?
    Internet and telephone voting is available through 11:59 p.m. (Eastern Standard Time) on Wednesday, February 24, 2021 (the day before the annual meeting).
What are the voting recommendations of the Board of Directors?
    The Board of Directors recommends that you vote in the following manner:
1.FOR each of the persons nominated by the Board of Directors to serve as Directors;
2.FOR the ratification of the appointment of KPMG as independent registered public accounting firm for the 2021 fiscal year;
3.FOR the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement; and
4.FOR the proposed amendment to the 2013 stock Option Plan to increase the total number of shares authorized for issuance under the Option Plan from 2,000,000 shares to 3,000,000 shares.
    Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.
Will any other matters be voted on?
    We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize the Chairman and the Chief Executive Officer of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?
    Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.
How many votes do I have?
    You will have one vote for each share of the Company's common stock that you owned on the Record Date.
How many votes can be cast by all shareholders?
    The Company had 19,610,250 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.
How many votes must be present to hold the meeting?
    The holders of a majority of the Company's common stock outstanding on the Record Date must be present at the meeting in person or by proxy to fulfill the quorum requirement necessary to hold the meeting. This means at least 9,805,126 shares must be present in person or by proxy.
    If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
    We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
What vote is required to approve each proposal?
    For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.
    For the ratification of the appointment of KPMG LLP (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.
    For the advisory vote on executive compensation (Proposal No. 3), the resolution will be approved if a majority of the shares represented in person or by proxy and entitled to vote at the meeting are cast in favor of the compensation. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
For the approval of the proposed amendment to the 2013 Stock Option Plan (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.
Can I change my vote?
    Yes. If you are stockholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote at that time. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Who may attend the annual meeting?
    Any person who was a shareholder of the Company on January 7, 2021 may attend the meeting. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SNEX2021.

If you own shares in street name, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare as our transfer agent. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on February 19, 2021. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email:
Forward the email from your your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
StoneX Group Inc.Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
What happens if I sign and return the proxy card but do not indicate how to vote on an issue?
    If you return a signed proxy card without indicating your vote, your shares will be voted as follows:
•FOR each of the nominees for Director named in this proxy statement;
•FOR ratification of the appointment of KPMG as the independent registered public accounting firm for the Company for the 2021 fiscal year;
•FOR the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement;
•FOR the approval of the amendment to the 2013 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from 2,000,000 shares to 3,000,000 shares.
Who can help answer my questions?
    If you are a StoneX Group Inc. shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:
David A. Bolte
Corporate Secretary
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
(515) 223-3797
PROPOSAL 1 - ELECTION OF DIRECTORS
    The restated certificate of incorporation of the Company provides that the Company will have a Board of Directors consisting of nine members, and further provides that the number of Directors may be increased or decreased by resolution of the Board of Directors.
    The Nominating & Governance Committee of the Company has nominated and the Board of Directors has approved the nominations of nine persons to serve as Directors until the 2022 annual meeting, or until each Director's successor is elected and qualified, or until the death or resignation of a Director. Each of the nominees has agreed to serve if elected.
    The nominees are as follows:

Name of Nominee	Age	Director Since

Annabelle G. Bexiga	58	2020
Scott J. Branch	58	2002
Diane L. Cooper	61	2018
John M. Fowler	71	2005
Steven Kass	64	2018
Bruce W. Krehbiel	67	2009
Sean M. O'Connor	58	2002
Eric Parthemore	71	2009
John Radziwill	73	2002
    The background of each nominee for Director is as follows:
    Annabelle G. Bexiga was elected as a director of the Company on February 27, 2020. She served as Chief Information Officer (CIO) of Global Commercial Insurance at American International Group until 2017. After holding leadership positions at J.P. Morgan & Co. and Deutsche Bank, she served as CIO at JPMorgan Invest, Bain Capital, and the Teachers Insurance and Annuity Association. Ms. Bexiga currently sits on the supervisory board of DWS Group GmbH of Frankfurt, Germany, where she serves on the remuneration committee. Ms. Bexiga also serves on the board of Directors of Triton International Limited.
    Ms. Bexiga brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance and technology. Her previous positions also afford her a wealth of knowledge across a range of U.S. and global financial services institutions, and provides valuable insight as the Company expands its global network of services.
Scott J. Branch was elected to the Board of Directors of the Company in December 2002. Mr. Branch was appointed the President of the Company in May 2013 and served in that capacity until his retirement as President on October 1, 2015. He retired from employment by the Company on December 31, 2016. Prior to May 2013 he served as Chief Operating Officer of the Company following the merger with FCStone Group Inc. ("FCStone") in October 2009. He also served as President of the Company from 2002 until October 2009. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.
    The Board believes that Mr. Branch's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. Branch made a significant equity investment in the Company and since that time has been instrumental in guiding the Company's successful strategy and growth. In addition to his other skills and qualifications, Mr. Branch's previous service as President provides a valuable link between the management and operations of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy.
    Diane L. Cooper was elected as a director of the Company on September 7, 2018. She retired in 2016 after a 30 year career at General Electric, most recently serving as President and CEO of GE Capital’s Commercial Distribution Business from 2009 to 2016. Prior to that role, Ms. Cooper led the GE Capital Equipment Finance and Equipment Finance Services businesses, and served as President and CEO of Commercial Finance – Capital Solutions. Ms. Cooper also currently serves on the boards of the BMO Financial Corp. and Aqua Finance, Inc.
    Ms. Cooper brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, business development, mergers and acquisitions, employee leadership, and developing and strengthening customer relationships. Her previous positions also afford her a wealth of experience in the operation and management of a public company in the financial services sector.
    John M. Fowler was elected as a Director of the Company in 2005. Mr. Fowler, an attorney by training, has since 1998 been a private investor, financial consultant and adviser. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as Chief Administrative Officer and Executive Vice President of then Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994. Mr. Fowler has served as General Counsel of the U.S. Department of Transportation, as a Director of Amtrak, as Chairman and Chief Executive Officer of Gulf Insurance Co., as a Director of Transatlantic Re (a reinsurance company), and as a Director of and Chairman of the Compensation Committee of Air Express International.

    Mr. Fowler brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, legal and executive compensation. His previous positions also afford him a wealth of experience in the operation and management of a public company in the financial services sector, as well as substantial experience in regulatory affairs and governmental relations.
    Steven Kass was elected as a Director of the Company at the 2018 annual meeting of shareholders. Mr. Kass is presently a consultant to professional service firms with a focus on leadership, organizational culture, business strategy, human capital and corporate governance. He spent 33 years with the accounting firm Rothstein Kass before his retirement as Chief Executive Officer in June 2014. During his tenure as CEO, Rothstein Kass grew organically to become the 20th largest accounting firm in the United States. After the acquisition by KPMG in June 2014 of certain assets of Rothstein Kass, Mr. Kass served as senior partner and global lead of the alternative investment globalization effort at KPMG, retiring from KPMG in September 2016. Mr. Kass was Chairman of the Audit Committee and a member of the Board of Directors of Sun Bancorp, Inc. from 2012 to 2014, and was a member of the Board of Directors of AGN International from 1998 to 2014, serving as Global Chairman of the Board from 2001-2003. Mr. Kass also currently serves on the board and as Audit Committee Chairman of Peapack-Gladstone Bank.
    Mr. Kass brings to the Board, among other skills and qualifications, significant knowledge in the areas of finance, accounting, internal audit, risk management, corporate governance and Sarbanes-Oxley compliance. In addition, as CEO of Rothstein Kass during its sale to KPMG and subsequent integration, Mr. Kass is able to provide knowledge and insight into the successful integration of professional service organizations.
    Bruce W. Krehbiel was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. From 1988 until the merger, he served as a Director of FCStone, including service as its Chairman and a member of its Board's Executive Committee. Mr. Krehbiel is the manager of Kanza Cooperative Association in Iuka, Kansas, and has worked for Kanza Cooperative Association since 1986. Mr. Krehbiel has held Director positions on the boards of the Midwest Chapter of the National Society of Accountants for Cooperatives, CenKan, LLC, Agri-Business Benefit Group, and Countryside Feed, L.L.C. in Hillsboro, Kansas.
    Mr. Krehbiel brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of accounting, risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the former Chairman of the Board of FCStone, Mr. Krehbiel is able to provide knowledge, guidance and insight into the multiple operations comprising the Company.
    Sean M. O'Connor joined the Company in October 2002 as Chief Executive Officer and was appointed as President in October 2015. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O'Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O'Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.
    The Board believes that Mr. O'Connor's strong leadership skills, extensive financial experience, and knowledge of the Company, its products and services is valuable to the Board. In 2002, Mr. O'Connor made a significant equity investment in the Company and since that time has led the Company and guided its successful strategy and growth. In addition to his other skills and qualifications, Mr. O'Connor's position as Chief Executive Officer and President serves as a valuable link between the management and vision of the Company and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business, strategy and opportunities.
    Eric Parthemore was elected as a Director of the Company on October 1, 2009, following the merger with FCStone. He had previously served as a Director of FCStone since 1996, as Vice Chairman of FCStone since January 2007, and as a member of its Board's Executive Committee. He served as the Secretary and Treasurer of FCStone until January 2007. Mr. Parthemore recently retired as the President and Chief Executive Officer of Heritage Cooperative, Inc. in West Mansfield, Ohio. He held that position since September 2009 and had served in the same capacity with its predecessor company since 1996. Mr. Parthemore was appointed in January 2004 to serve on the Ohio Agricultural Commodity Advisory Commission by the Secretary of Agriculture in the State of Ohio and served on this Commission until 2015. From 2009 to September 2017 Mr. Parthemore served on the National Grain Car Council of the Surface Transportation Board, an agency of the US Department of Transportation.
    Mr. Parthemore brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of risk management similar to a significant portion of the Company's existing customer base, and services sought by that customer base. In addition, as the CEO of a large grain and supply cooperative involved in multiple mergers with similar organizations, Mr. Parthemore is able to provide knowledge, guidance and insight into successfully integrating the operations of multiple organizations at a time when the Company is also in the process of integrating multiple organizations.

    John Radziwill was elected as a Director of the Company in 2002 and serves as Chairman of the Board. Mr. Radziwill is currently a Director of Oryx International Growth Fund Limited, Fifth Street Capital (BVI) and Netsurion LLC (formerly VendorSafe Technologies Inc.). In the past, he has also served as a Director of Goldcrown Group Limited, PingTone Communications, Inc., Baltimore Capital Plc, Lionheart Group, Inc., USA Micro Cap Value Co. Ltd, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. Mr. Radziwill is a member of the Bar of England and Wales.
Mr. Radziwill brings to the Board, among other skills and qualifications, significant management experience and knowledge in the areas of finance, accounting, and institutional investing, in particular in the small capitalization sector. In 2002, Mr. Radziwill, together with Mr. O'Connor and Mr. Branch, made a significant equity investment in the Company and, as an independent Director of the Company, has been closely involved in its development and growth. In addition, his background and current positions afford him the ability to bring an international perspective to the Board. This insight is increasingly valuable as the Company continues to expand its international operations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
    The Company's Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company's senior management.
    There are four standing committees of the Board of Directors-the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Risk Committee. Committee assignments are re-evaluated annually and approved during the Board meeting that follows the annual meeting of shareholders. The Board of Directors has adopted charters for all of its standing Committees. Copies of these charters can be found on the Company's website at www.stonex.com.
    During the fiscal year ended September 30, 2020, the Board of Directors held eight meetings. Each Director attended at least 75% of the regular Board meetings and Board committee meetings of which he or she was a member in the fiscal year ended September 30, 2020.
    The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of shareholders and at scheduled meetings of the Board of Directors. This policy is as follows:
Attendance of Directors at Meetings
    The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.
    Directors are also expected to attend the annual meeting of shareholders. The Board believes that Director attendance at shareholder meetings is appropriate and can assist Directors in carrying out their duties. When Directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a Director from attending a meeting.
    All of the Company's Directors serving at the time attended the 2020 annual meeting of the shareholders on February 26, 2020. Ms. Bexiga was appointed to the Board after the 2020 annual meeting.
Audit Committee
    The Audit Committee meets at least quarterly with the Company's management and the independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent registered public accounting firm, assess the adequacy of the Company's staff, management performance and procedures in connection with financial controls and receive and consider the independent registered public accounting firm's comments on the Company's internal controls. The members of the Audit Committee during the 2020 fiscal year were: Steven Kass (Chairman), Diane Cooper, Scott Branch (following his appointment to the Committee in February 2020), Annabelle Bexiga (following her appointment to the Committee in August 2020), and Daryl Henze (prior to his retirement in February 2020). The Audit Committee met six times during the 2020 fiscal year.

    The Board has determined that at least one member of the Audit Committee who served during the Company's 2020 fiscal year, namely the Chairman of the Committee, Mr. Kass, was an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K. In addition, the Board has determined that the previous Chairman of the Committee, Mr. Henze, who served during the Company's 2020 fiscal year prior to his retirement in February 2020, was an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
    The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company's executive officers and other key employees and performs such other functions regarding compensation as the Board may delegate. The members of the Compensation Committee during the 2020 fiscal year were: John M. Fowler (Chairman), Eric Parthemore, Bruce Krehbiel, and Annabelle Bexiga (following her appointment to the Committee in May 2020). The Compensation Committee met four times during the 2020 fiscal year.
    The Compensation Committee administers the Company's stock option or other equity-based plans, including the review and grant of stock options or restricted stock to all eligible employees under the Company's existing plans, including a requirement that all restricted stock and options awards shall be subject to a minimum vesting period of three years, with one-third of the award vesting on each of the first, second and third anniversaries of the award, and subject to the provisions as specified with greater particularity in the Company's Restricted Stock Plan and the Company's Stock Option Plan as currently applicable.
    The Compensation Committee also administers the Company's stock option or other equity-based plans to ensure that there shall be no repricing of restricted stock or options once awarded, nor shall a buyout of underwater options be allowed.
Risk Committee
    The Risk Committee meets at least quarterly to oversee the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk under the direction of the Chief Risk Officer and the Risk department. Management and the Chief Risk Officer reports regularly to the Risk Committee on current and emerging risks and the Company's approach to avoiding and mitigating risk exposure. The Risk Committee reviews the Company's most significant risks and whether management, including the Risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy. The members of the Risk Committee during the 2020 fiscal year were: Scott Branch (Chairman) (following his appointment to the Committee in February 2020), Bruce Krehbiel (Chairman prior to February 2020), Diane Cooper, and Daryl Henze (prior to his retirement in February 2020). The Risk Committee met four times during the 2020 fiscal year.
Nominating & Governance Committee
    The Nominating & Governance Committee reviews and evaluates the effectiveness of the Company's executive development and succession planning processes, and also provides active leadership and oversight of these processes. Additionally, the Nominating & Governance Committee evaluates and recommends nominees for membership on the Company's Board of Directors and its committees and develops and recommends to the Board a set of effective corporate governance policies and procedures.
    The members of the Nominating & Governance Committee during the 2020 fiscal year were: Eric Parthemore (Chairman), John M. Fowler, and Steven Kass. The Committee met four times during the 2020 fiscal year.
    In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating & Governance Committee which is posted on the Company's website. The policy is as follows:
    The Nominating & Governance Committee is charged with recommending to the entire board a slate of Director nominees for election at each annual meeting of the shareholders. Candidates for Director nominees are selected for their character, judgment and business experience.
    The Committee will consider recommendations from the Company's shareholders when establishing the slate of Director nominees to be submitted to the entire Board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from Directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.

Procedures by which Shareholders may Submit Nominees for Director
    For a shareholder to recommend a Director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating & Governance Committee, c/o Corporate Secretary, StoneX Group Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee's background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a Director and abide by the corporate governance policies of the Company (including its Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.
    Recommendations which comply with the foregoing procedures and which are received by the Corporate Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating & Governance Committee for review and consideration by the Committee for inclusion in the slate of Director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year. In evaluating Director nominees, the Nominating & Governance Committee considers the following factors:
•the appropriate size of the Company's Board of Directors;
•the needs of the Company with respect to the particular talents and experience of its Directors;
•the knowledge, skills and experience of nominees, including experience in commodities and securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•familiarity with national and international business matters;
•experience with accounting rules and practices; and
•the desire to balance the considerable benefit of continuity with the periodic injection of the fresh and diverse perspectives provided by new members.
    The Nominating & Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
    Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Nominating & Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating & Governance Committee also believes that it is appropriate for certain key members of the Company's management to serve as Directors.
    The Nominating & Governance Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating & Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committee. Research may also be performed to identify qualified individuals.
    In consideration of the growth of the Company and the expanded international scope of the Company, the Company strives to increase the diversity on the Board of Directors. The Company entered into a contingency agreement with ZRG Partners, LLC during the 2020 fiscal year to assist in identifying and evaluating high-quality and compatible potential nominees to the Board of Directors.
Shareholder Communications with Non-Management Members of the Board
    The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company's website, www.stonex.com, is as follows:
    Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, StoneX Group Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116 or via e-mail to board@stonex.com.
    The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-

management Directors. Non-management Directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.
Board Leadership
    A substantial majority of the members of the Board of Directors are independent Directors (eight of nine during most of fiscal year 2020 following the appointment of Ms. Bexiga in February 2020, and eight of nine of the Directors to be voted upon at the 2021 Annual Shareholders' Meeting). The four Board committees - Audit, Nominating & Governance, Compensation and Risk - are comprised solely of and chaired by independent Directors; and at each regularly scheduled Board meeting, the non-management Directors meet in executive session without management Directors. The position of Chairman of the Board is separated from Chief Executive Officer, and the Chairman of the Board position is held by an independent Director.
Board's Role of Risk Oversight
    The Risk Committee meets at least quarterly to oversee the Company's risk management processes. This includes working with management to determine and assess the Company's philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk under the direction of the Chief Risk Officer and the Risk department. Management and the Chief Risk Officer reports regularly to the Risk Committee on current and emerging risks and the Company's approach to avoiding and mitigating risk exposure. The Risk Committee reviews the Company's most significant risks and whether management, including the Risk department of the Company, is responding consistently within the Company's overall risk management and mitigation strategy.
    The Compensation Committee of the Board monitors the compensation programs of the Company, including reviewing the relationship between the Company's risk management policies and practices and compensation arrangements. Credit losses and trading losses are considered in the calculation of variable compensation of executives and Company revenue producers, and negative balances in one period are carried forward to succeeding periods in the calculation of bonuses for revenue producers. The Company periodically changes or adapts its compensation policies to address the specific risk profile of each business unit.
    The Audit Committee of the Board oversees the Internal Audit department of the Company, including that department's review of the business continuity, disaster recovery, data privacy and cybersecurity efforts of the Company and its subsidiaries. The Board also receives reports from the Company's information technology department on business continuity, disaster recovery, data privacy and cybersecurity efforts.
    The Nominating & Governance Committee of the Board monitors the compliance programs of the Company and its subsidiaries, including quarterly telephonic meetings with the chief compliance officers of the Company's primary operating segments and senior anti-money laundering officers.
Board and Committee Evaluation
    The Nominating & Governance Committee annually reviews and evaluates the performance of the Board of Directors. The Committee surveys all Board members on multiple subject areas, and the survey results are used to evaluate the Board's contribution as a whole and its effectiveness with respect to particular subject areas. Particular attention is given to subject areas which the Committee or Board believes for any reason warrant further attention. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the full Board.
    In addition, each committee conducts an annual self-evaluation through the use of a survey completed by the members of each committee. The committee self-evaluations review whether and how well each committee has performed the responsibilities in its charter, whether there are sufficient meetings covering the necessary topics, whether the meeting materials are effective, and other matters. As with the Board evaluation, particular attention is given to subject areas which the particular committee or Board believes for any reason warrant further attention.
Director Education
    Continuing director education is provided in conjunction with regular Board meetings and focuses on topics necessary to enable the Board to effectively evaluate issues before the Board. The education takes the form of management and key staff presentations covering timely subjects and topics, along with in-depth reviews of key business units and geographic regions serviced by the Company and its subsidiaries.
Director Financial Interest in the Company

    The Nominating & Governance Committee Charter establishes the responsibility of the Committee to administer and monitor a policy that Directors and the Chief Executive Officer shall at all times have a financial interest in Company stock by owning vested Company stock at least equal in value to three times the most recent year's Director's cash compensation (excluding Board or committee chairman fees) or the Chief Executive Officer's base salary, within five years of being appointed to the Board or as Chief Executive Officer, with such three times level to be maintained after the five year phase-in period.
All of our directors, with the exception of our three newest directors appointed in 2018 and 2020, have met or exceeded our stock ownership guideline, in many instances by a significant amount. Mr. O'Connor's stock ownership vastly exceeds the target set for the Chief Executive Officer.
Hedging Policy
    The Company officers and directors are subject to the mandatory legal prohibition on selling short company shares. The Company also prohibits officers and directors from entering into transactions that would have the effect of causing those individuals to benefit from a decline in the price of the Company stock, such as the purchase of “put” options. While the Company prohibits such “hedging” transactions, it has not adopted a policy prohibiting its officers and directors from otherwise hedging or pledging their shares of Company stock as security for a loan.
Environmental, Social and Governance Matters

The Company recognizes that its business, and the manner in which it operates, creates impacts that reach beyond its client relationships and bottom line to affect its physical environment, society and the climate in which companies like it conduct business. In the Company's environmental, social and governance (ESG) approach, it strives to complement the positive impacts generated by its business philosophy and practices while minimizing or offsetting the possible negative impacts. In past years, the Company has let its approach to ESG arise organically from its corporate culture which has been cultivated by the Board of Directors and management team. This organic, culture-driven approach has produced a number of initiatives and best practices of which the Company is very proud. This year the Company is making a more concerted effort to share its efforts, beginning with a new section in its Annual Report that expresses the Company's core vision and efforts. The Company is also developing a new section for its website that will provide a more thorough review of its ESG initiatives.

BOARD MEMBER INDEPENDENCE
    The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating & Governance Committee and the Board. No Director is considered independent if he or she is an executive officer or employee of the Company or has a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.
    The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company's Directors, other than Sean O'Connor, is an independent Director within the meaning of Rule 5600 of the NASDAQ Stock Exchange ("NASDAQ Rule 5600"). Accordingly, all of the members of the Audit, Compensation, Risk and Nominating & Governance Committees are independent within the meaning of NASDAQ Rule 5600.

EXECUTIVE COMPENSATION -
COMPENSATION DISCUSSION AND ANALYSIS
    This section contains a discussion of the Company's executive compensation program, including the objectives of the program, the policies underlying the program, the types of compensation provided by the program, and how the Company determined the compensation paid to each named executive officer.
Background
    The Company's Compensation Committee (the "Compensation Committee" or "Committee" throughout this section) has primary responsibility for the design and implementation of the Company's executive compensation program. The Committee directly determines the compensation for the Company's principal executive officers. The Committee receives recommendations from the Chief Executive Officer regarding the compensation of the Chief Financial Officer, certain executive officers of the Company, certain executive officers of major subsidiaries, and supervises and reviews the compensation for the Company's other executive officers. The salaries for those officers are currently determined by one or more of the Company's principal executive officers.

    The Compensation Committee has considered the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act in determining the Company's compensation policies and decisions. In this regard, at the Company's 2020 annual meeting, the shareholders voted on a non-binding resolution to approve the compensation awarded by the Company to the Company's named executive officers ("say-on-pay") as described in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for the 2020 annual meeting. At the 2020 annual meeting, approximately 92.9% of the votes on the say-on-pay proposal were voted in favor of the proposal. Furthermore, at the 2016 annual meeting, approximately 98% of the votes on the 2016 Executive Performance Plan proposal were voted in favor of the proposal, and approximately 98% of the votes on the 2016 Long-Term Performance Incentive Plan proposal were voted in favor of the proposal. Based upon these results, the Compensation Committee has concluded that the Company's shareholders generally support the principal elements of the compensation program adopted by the Compensation Committee. The Committee has relied in part on that conclusion in continuing the principal elements of the compensation program in 2020.
At the 2017 annual meeting, the shareholders voted on a non-binding resolution to determine whether the advisory shareholder vote on say-on-pay should occur every one, two or three years ("say-on-frequency"). Approximately 59% of the votes on the say-on-frequency proposal voted in favor of a vote every year. Based upon the results of the say-on-frequency vote, the Board has determined to hold the say-on-pay vote annually.
At the 2017 annual meeting, the shareholders also voted on the Company's 2017 Restricted Stock Plan. Approximately 93% of the votes on the Restricted Stock Plan proposal voted in favor of the Plan.
    For the 2020 fiscal year, the five named executive officers were Sean M. O'Connor, who served as the Chief Executive Officer and President of the Company, William J. Dunaway, who served as the Chief Financial Officer of the Company, Philip Smith, Chief Executive Officer of StoneX Financial Ltd, Xuong Nguyen, who served as Chief Operating Officer of the Company, and Charles Lyon, Executive Vice President of StoneX Financial Inc.
    The Company designed its executive compensation program to reflect its vital need to attract and retain executives with specific skills and experience in the various businesses operated by the Company. In this regard, the success of these businesses is directly dependent on the ability of the Company's executives to generate operating income with an appropriate level of risk. The Company competes with larger and better capitalized companies for individuals with the required skills and experience. As a result, the Company must have a compensation program which provides its executives with a competitive level of compensation relative to the compensation available from the Company's competitors.
    The Company also designed its executive compensation program to reward executives based on their contribution to the Company's success. The Compensation Committee believes that a compensation program which relies heavily on performance-based compensation will both maximize the efforts of the Company's executives and align the interests of executives with those of shareholders. This form of compensation also allows the Company to compete for talented individuals since it is common in the financial services industry.
    During the 2015 fiscal year, the Compensation Committee retained the services of McLagan, a compensation consulting firm, to advise the Committee on compensation levels of the Company’s executive employees in relation to competitors in the financial industry; and to advise on adjustments to executive compensation packages with a view to including a long-term retention feature. McLagan confirmed the Committee’s evaluation that the Company’s executive compensation was modest in the financial industry, and while adequate in providing for base compensation and bonuses based upon the Company’s performance, the program lacked a long-term component. The Committee determined that adding a long-term component will assist the Company in attracting and retaining senior executives, along with benefitting the shareholders of the Company by focusing the senior executives on the long-term performance of the Company. To that end, McLagan assisted the Committee during the 2016 fiscal year in updating the Company’s executive performance plan and in developing a long-term incentive plan. As noted above, the INTL FCStone Inc. 2016 Executive Performance Plan and the INTL FCStone Inc. 2016 Long-Term Performance Incentive Plan were approved by the shareholders at the 2016 Annual Meeting. McLagan and its affiliates did not provide any services to the Company or its affiliates during the 2020 fiscal year.
Objectives of the Company's Executive Compensation Program
    The Company's executive compensation program is designed to meet three principal objectives:
•to provide competitive levels of compensation to attract and retain talented executives,
•to provide compensation which reflects the contribution made by each executive to the Company's success, and
•to encourage long-term service to the Company by awarding equity-based compensation.
Attract and Retain Talented Employees

    The Company's success depends on the leadership of senior executives and the skills and experience of its other executives. In order to attract and retain highly capable individuals, the Company needs to ensure that the Company's compensation program provides competitive levels of compensation. Therefore, the Compensation Committee seeks to provide executives with compensation that is similar to the compensation paid by other financial services firms.
Provide Compensation Based on Performance
    The Company believes that its continued success requires it to reward individuals based upon their contribution to the Company's success. Accordingly, a substantial portion of each executive's compensation is in the form of bonuses, which can be based on both objective and subjective criteria.
Encourage Long-Term Service through Equity Awards
    The Company seeks to encourage long-term service by making equity awards to the Company's executives. In the case of the principal executive officers, the Compensation Committee has elected to award a portion of the executive's bonus in the form of restricted stock. In the case of other executives, the Compensation Committee offers the executives the right to receive a portion of their bonuses in the form of restricted stock.
What the Executive Compensation Program is Designed to Reward
    By linking compensation opportunities to performance of the Company as a whole, the Company believes the Company's compensation program encourages and rewards:
•efforts by each executive to enhance firm-wide productivity and profitability, and
•entrepreneurial behavior by each executive to maximize long-term equity value in the interest of all shareholders
Clawback Policy
    The Board of Directors of the Company has adopted an executive compensation clawback policy which is administered by the Company's Compensation Committee.
Elements of Compensation
    The Company's executive compensation program provides for the following elements of compensation:
•base salary,
•bonus under an established bonus plan with objective criteria,
•a long-term performance incentive plan,
•discretionary bonus based on subjective criteria, and
•health insurance and similar benefits.
Base Salary
    The Company pays each executive officer an annual base salary to provide the executive with a predictable level of income and enable the executive to meet living expenses and financial commitments. The Compensation Committee views base salary as a way to provide a non-performance-based element of compensation that is certain and predictable. The Compensation Committee believes the base salaries paid to the Company's executive officers in 2020 were modest compared to other financial service firms.
    The annual base salary for Sean M. O'Connor in 2020 was $600,000. The annual base salary for William J. Dunaway in 2020 was $375,000. The annual base salaries for Philip Smith, Xuong Nguyen and Charles Lyon in 2020 were $400,000.
Executive Performance Plan
    The Company adopted the current Executive Performance Plan (the “EPP”) in 2019 to provide bonuses to designated executives based upon objective criteria. The plan's structure has previously satisfied the requirements for performance-based compensation within the prior provisions of Section 162(m) of the Internal Revenue Code so that the compensation was deductible for federal income tax purposes. While the requirements for performance-based compensation for tax-deductibility purposes were eliminated under the Tax Cuts and Jobs Act of 2017, the Company and the Compensation Committee have continued to follow the structure and criteria as established within the EPP. The EPP permits awards to be paid in cash, restricted stock or a combination of both.

    The Company utilized the EPP to reward the Company's four principal executive officers and three executive officers of wholly-owned subsidiaries for the 2020 fiscal year. Bonuses paid under the EPP are objective and are based on criteria established by the Company in advance. The Compensation Committee's goal is to utilize bonuses under the EPP as the Company's principal tool for encouraging executives to maximize productivity and profitability. Awards under the plan provide executives with an incentive to focus on aspects of the Company's performance that the Compensation Committee believes are key to the Company's success.
    The Compensation Committee administers the EPP and has responsibility for designations of eligible participants and establishing specific “performance targets” for each participant in the plan. The performance targets may be based on one or more of the following business criteria, or on any combination of these criteria:
•increase in share price,
•adjusted return on equity,
•control of fixed costs,
•control of variable costs, and
•adjusted EBITDA growth.
    For the 2020 fiscal year, adjusted return on equity was the only performance target established and used by the Compensation Committee.
    With respect to adjusted return on equity and adjusted EBITDA growth, the plan generally requires that adjustments be made to return on equity or EBITDA, as the case may be, when determining whether the applicable performance targets have been met, so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the performance targets are established, the gain, loss, income and/or expense resulting from the following items:
•changes in accounting principles that become effective during the performance period,
•extraordinary, unusual or infrequently occurring events reported in the Company's public filings, excluding early extinguishment of debt, and
•the disposal of a business, in whole or in part.
    The Committee may, however, provide at the time the performance targets are established that one or more of these adjustments will not be made as to a specific award or awards.
    In addition, the Committee may determine at the time the goals are established that other adjustments will be made under the selected business criteria and applicable performance targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:
•gain or loss from all or certain claims and/or litigation and insurance recoveries,
•the impact of impairment of tangible or intangible assets,
•restructuring activities reported in the Company's public filings, and
•the impact of investments or acquisitions.
    Each of these adjustments may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee when it establishes the performance targets. The Committee determines the adjustments in accordance with generally accepted accounting principles, unless the Committee designates another objective method of measurement. Finally, adjustments will be made as necessary to any performance target related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.
    Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the plan, the maximum bonus for each fiscal year may not exceed $8,000,000 for any executive.
    Over a five-year period, the maximum per participant amounts are thus $40,000,000 for each executive. Notwithstanding this overall maximum, the Committee has sole discretion to determine, pursuant to its “negative discretion,” whether to actually pay any of or the entire maximum permissible bonus or to defer payment or vesting of any bonus, subject in each case to the plan's terms and any other written commitment authorized by the Committee. The Committee may also exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion chosen for any particular period.

    Bonuses will be paid in either cash or a combination of cash and restricted stock on a basis to be established by the Committee. The specific proportion of bonus to be received in the form of restricted stock is subject to amendment by the Committee from time to time. The proportions utilized for the 2020 fiscal year were as follows:
•amounts from 0 - $200,000: 15%
•amounts from $200,000 - $400,000: 20%
•amounts from $400,000 - $600,000: 25%
•amounts above $600,000: 30%
    In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied. The current vesting requirements are set forth in the following paragraph.
    If any portion of a bonus is payable in the form of restricted stock, then the restricted stock will be issued to the executive at a discount of 25% to the market value of the Company's common stock (determined as of the date that is 75 days following the end of the applicable performance period, or, if the Committee has not determined the bonus by this date, 15 days after the amount of the bonus is determined and certified by the Committee). These shares of restricted stock will vest at the rate of one-third per year on each of the first, second and third anniversaries of the award, all as specified with greater particularity in an award agreement to be entered into in accordance with the Company's Restricted Stock Plan. In its discretion, the Committee may waive these provisions and elect to pay 100% of any bonus payable under the plan, regardless of amount, entirely in cash (for example, in the case of a participant who already holds a substantial number of shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any restricted stock award.
    In the event sufficient shares are not available pursuant to the Restricted Stock Plan, then the entire bonus will be payable in cash.
    The performance plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Committee. An impact of the adoption of the Tax Cuts and Jobs Act of 2017, as referenced above, is that shareholder approval is no longer required with respect to implementation of the terms of the executive performance plan.
Application of Executive Performance Plan in 2020
    For 2020, the Compensation Committee selected Sean M. O'Connor and William J. Dunaway to be participants in the Executive Performance Plan. Five additional executives, including Philip Smith, Chief Executive Officer of subsidiary StoneX Financial Ltd, Xuong Nguyen, Chief Operating Officer of the Company, and Charles Lyon, Executive Vice President of subsidiary StoneX Financial Inc., are also participants in the Executive Performance Plan. The potential bonuses for the participants were based on the adjusted return on equity generated by the Company during the fiscal year. No bonus was to be earned under the Plan unless the adjusted return on equity for fiscal year 2020 was at least 6.0%.

    The potential bonus for Mr. O'Connor based on this performance target is set forth in the following table. The potential bonuses for Messrs. Dunaway, Smith, Nguyen and Lyon were a pro-rata portion of these amounts, based upon targets established by the Compensation Committee.

Executive Performance Plan - Fiscal 2020
Performance Target
Adjusted Return on Equity Target	Target Bonus
Less than 6.0%	None
6%	$495,000
For every additional 10 b.p., add	$9,625
8%	$687,500
For every additional 10 b.p., add	$15,125
10%	$990,000
For every additional 10 b.p., add	$19,800
12.5%	$1,485,000
For every additional 10 b.p., add	$22,000
15%	$2,035,000
For every additional 10 b.p., add	$24,200
17.5%	$2,640,000
For every additional 10 b.p., add	$26,400
20%	$3,300,000
For every additional 10 b.p., add	$42,900
Bonuses Earned under Executive Performance Plan for 2020
    Based upon the Company's results for 2020, the amount of bonuses earned under the EPP by the five named executive officers were as follows:

Bonuses Earned under 2020 Executive Performance Plan
Name	Nominal Amount (1)	Cash Amount (2)	Restricted Shares (3)
			(#)	Value
Sean O'Connor	$3,385,800	$2,430,060	23,500	$1,274,170
William Dunaway	$1,692,900	$1,245,030	11,013	$597,125
Philip Smith	$2,031,480	$1,482,036	13,510	$732,512
Xuong Nguyen	$1,862,190	$1,363,533	12,262	$664,846
Charles Lyon	$2,031,480	$1,482,036	13,510	$732,512
(1)    This column sets forth the nominal amount of the bonus earned by each executive under the plan in 2020. A portion of this amount was paid in the form of a cash bonus and the balance was paid in the form of restricted stock valued at a discount of 25% to the market value of the Company's common stock on the date specified in the EPP.
(2)    This column sets forth the cash amount earned by each executive under the plan in 2020. These amounts were paid in fiscal 2021.
(3)    This column sets forth the number of shares of restricted stock awarded to each executive and the value of the shares calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board ("FASB")

Accounting Standards Codification ("ASC"). These shares vest over a period of three years. These shares were granted on December 14, 2020, and had a fair market value of $54.22 per share on the date of grant.
Long-Term Performance Incentive Plan
    The Board of Directors and the Compensation Committee approved a long-term performance incentive plan (“LTIP”) for executive officers and other key employees or officers who are, or in the opinion of the Compensation Committee may become, executive officers. The LTIP was presented to and approved by the shareholders at the 2016 Annual Meeting.
    The purpose of the LTIP is to promote the interests of the Company by enabling the Company to provide participating executives with appropriate incentives to encourage them to continue in the employment of the Company and to promote the Company’s long-term growth, stability and profitability. It is intended that the LTIP will assist the Company in balancing risk and financial results in a manner that does not encourage participating executives to expose the Company to imprudent risks. Furthermore, since the LTIP has longer-term performance periods with payouts linked to future performance in certain key business criteria, the Compensation Committee views the LTIP separately from annual compensation to the participating executives.
    The LTIP was also structured to promote the interests of the Company by providing performance incentives in a manner that preserved, for tax purposes, the Company's ability to deduct that compensation. The LTIP was structured to satisfy the requirements for performance-based compensation within the prior provisions of Section 162(m) of the Internal Revenue Code and related IRS regulations. At the time of the LTIP adoption, Section 162(m) required that the certain material terms of the LTIP, including the eligibility, business criteria and maximum amounts payable, be approved by the Company's shareholders. The LTIP establishes that awards are to be paid in cash.
    The Compensation Committee will administer the LTIP and is charged with the discretion and responsibility for designating eligible participants and establishing specific "performance measures" for each participant in the LTIP. The performance measures may be based on one or more of the following business criteria, or on any combination thereof, on a consolidated basis:

•return on equity,
•EBITDA growth,
•return on common equity,
•total shareholder return,
•market price of the Company’s common stock or the market price, face amount or discounted value of other debt or equity securities,
•book value per share,
•tangible book value per share,
•earnings per share,
•net income,
•pre-tax operating income,
•net revenues,
•pre-tax earnings, and
•debt -to-equity ratio.
    The performance periods are expected typically to be five fiscal years, but may be a longer or shorter period of time.
    The amounts to be paid under the LTIP may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more of the performance measures, which performance measures may relate to such measures or combination of measures of individual performance and/or the Company’s performance (including, without limitation, any divisional, business unit or other performance) as the Compensation Committee deems appropriate at the time the performance measures are established. The performance measures may be absolute or relative, and may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence. The adjustments as determined by the Compensation Committee are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Compensation Committee.
    Concurrently with the selection of performance measures, the Compensation Committee must establish an objective formula or standard for calculating the amount payable to each participating executive officer, including the calculation of a maximum amount. In any fiscal year, the maximum amount payable under the LTIP, together with the maximum bonus payable in such fiscal year, may not exceed the amount stated as the “Maximum Individual Bonus” under the EPP.
    The Compensation Committee has made awards to participating executive officers, effective October 1, 2015, equal to 100% of their respective base salaries, with an award period of five fiscal years and a payout amount at the end of the award period that is dependent on an annual interest factor and the Company's average return on Equity ("ROE") over the award period.
    The LTIP awards are calculated in three steps, as follows:
•Step 1: The Compensation Committee determines the LTIP award’s initial notional value based upon the participating executive’s roles and responsibilities in the Company’s performance and the executive’s ability to impact future performance.
•Step 2: On an annual basis, the LTIP award’s notional value is increased by an earnings factor (“Interest”) equal to the higher of (a) the Company’s effective borrowing rate for a given year, or (b) the Company’s return on equity (“ROE”), provided that if the amount determined under (a) or (b) is determined to be a percentage that is below 3%, then the Interest shall be 3%, and provided further that if the amount determined under (a) or (b) is determined to be a percentage that is above 15%, then the Interest shall be 15%.
•Step 3: The LTIP award will be either increased or decreased by a Performance Adjustment factor. The amount of increase or decrease, if any, in the award due to the Performance Adjustment will be equal to the total amount of the Award at expiration of a predetermined award period, including all accrued Interest, multiplied by a percentage tied, for the currently proposed award, to the average ROE over the award period, as established within the following table:

Average ROE† p.a. over Award Period	% Payout of Award plus Interest
0%*	0%
1%*	25%
2%*	45%
3%*	60%
4%*	70%
5% to 10%	75 to 100%, ratably
10% to 15%	100% to 125%, ratably

† For the purposes of calculating average ROE, a negative ROE in any year shall be considered to be zero.
* Percentage payout of Award plus Interest to be ratable per percentage ROE.
    The Compensation Committee has the discretion each year, for every new award, to change the award amount, the award period and the performance measure or measures on which the performance adjustment is based. For the 2020 fiscal year, the Compensation Committee determined not to make any additional changes to the LTIP.
    The Compensation Committee also has the discretion, under the LTIP, to offer participating executives the right to make a voluntary irrevocable election to defer a portion of their annual base salary or bonus, in return for an opportunity to earn a performance-based interest accrual on the deferred amount. Generally, this voluntary election, if offered, must be submitted during an enrollment period in August or September of the preceding year and cannot be changed after September 30 of that preceding year. Any deferred compensation will be increased annually by the Interest as described within Step 2 above.
    The LTIP may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Compensation Committee.
    The compensation award based upon the LTIP is included within the Summary Compensation Table.
Discretionary Bonuses
    The Company may award discretionary bonuses to its executives based on a subjective evaluation of the executive's performance and the overall performance of the Company. Such awards are independent of the Executive Performance Plan.
    In 2020, the Compensation Committee did not award discretionary bonuses to the seven executive officers covered under the EPP.

Other Benefits
    The Company provides medical, life insurance, disability, 401(k), pension and other similar benefits to executives and other employees. The Company intends these benefits to be generally competitive to help in the Company's efforts to recruit and retain talented executives. The Company's executives participate in these benefit programs on the same basis as all of the Company's other employees.
Additional Incentive Compensation
In December 2011, the Compensation Committee elected to award additional incentive compensation to certain executive officers, including the five named executive officers. The Committee made these awards in conjunction with its annual review of the compensation program for the Company's executive officers. During this review, the Committee noted that the Company had not granted stock options or similar long-term incentive compensation to the senior executives since 2008. The Committee determined that the Company should periodically make such awards to the senior executive officers to provide them with incentives based upon the long-term success of the Company. The awards consisted of stock options.
In December 2018, the Compensation Committee elected to award additional incentive compensation to certain executive officers, including the five named executive officers. The Committee made these awards in conjunction with its annual review of the compensation program for the Company's executive officers. During this review, the Committee noted that the Company had not granted stock options or similar long-term incentive compensation to the senior executives since 2011. The Committee determined that the Company should periodically make such awards to the senior executive officers to provide them with incentives based upon the long-term success of the Company. The awards consisted of stock options. No subsequent option awards have been made to the named executive officers.
Summary Compensation Table
    The following table sets forth information concerning the compensation of the Company's (a) Principal Executive Officer, (b) Principal Financial Officer, and (c) the other three most highly compensated executive officers as specified by SEC rules (the “named executive officers”) for the 2020, 2019 and 2018 fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Sean M. O'Connor, Director, Chief Executive Officer and President	2020	575,000	—	739,282	—	3,780,623	14,989	5,109,894
	2019	500,000	—	720,010	2,158,000	2,434,643	22,151	5,834,804
	2018	500,000	—	—	—	2,146,598	34,464	2,681,062

William J. Dunaway, Chief Financial Officer	2020	356,250	—	329,667	—	2,061,931	14,743	2,762,591
	2019	300,000	—	320,025	1,079,000	1,341,426	11,563	3,052,014
	2018	300,000	—	—	—	1,171,959	11,250	1,483,209

Philip Smith, Chief Executive Officer of StoneX Financial Ltd	2020	401,383	—	411,565	—	2,364,277	12,761	3,189,986
	2019	320,178	—	400,022	1,079,000	1,531,838	17,312	3,348,350
	2018	323,937	—	—	—	1,346,289	32,394	1,702,620

Xuong Nguyen, Chief Operating Officer	2020	381,250	—	370,616	—	2,245,774	12,188	3,009,828
	2019	325,000	—	360,024	1,079,000	1,460,158	11,875	3,236,057
	2018	325,000	—	—	—	1,276,289	11,562	1,612,851

Charles Lyon, Executive Vice President of StoneX Financial Inc.	2020	381,250	—	411,565	—	2,364,277	18,838	3,175,930
	2019	325,000	—	400,022	1,079,000	1,531,838	11,563	3,347,423
	2018	325,000	—	—	—	1,346,289	13,605	1,684,894
    (1)    This column reflects discretionary cash bonuses awarded to the executive officers for services rendered in each fiscal year, and paid in the following fiscal year. No discretionary cash bonuses were awarded during fiscal years 2018 thru 2020.
    (2)    The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes of stock awards granted in fiscal years 2020, 2019 and 2018 to each of the named executive officers as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 in the Company's consolidated financial statements for the fiscal year ended September 30, 2020, as set forth in the Company's Annual Report on Form 10-K for the 2020 fiscal year. These amounts reflect the Company's aggregate accounting expense for these awards over the term of the award and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that the amounts will ever be realized.
    (3)    The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes of stock options granted in fiscal 2020 to each of the named executive officers as determined in accordance with FASB ASC Topic 718. For information on the valuation assumptions with respect to these option grants, see Note 16 in the Company's consolidated financial statements for the fiscal year ended September 30, 2020, as set forth in the Company's Annual Report on Form 10-K for the 2020 fiscal year. These amounts reflect the Company's aggregate accounting expense for these awards over the term of the award and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that the amounts will ever be realized.
    (4)    The amounts in this column reflect (i) cash bonuses earned by each executive officer in each fiscal year under the Executive Performance Plan, which in each case were paid in the following fiscal year, (ii) in fiscal year 2020, with respect to Messrs. O'Connor, Dunaway, Smith, Nguyen and Lyon, amounts earned under the LTIP of $1,350,563, $816,901, $882,241, $882,241 and $882,241, respectively, (iii) in fiscal year 2019, with respect to Messrs. O'Connor, Dunaway, Smith, Nguyen and Lyon, amounts earned under the LTIP of $941,043, $564,626, $611,678, $611,678 and $611,678, respectively, and (iv) in fiscal year 2018, with respect to Messrs. O'Connor, Dunaway, Smith and Nguyen, amounts earned under the LTIP of $686,598, $411,959, $446,289 and $446,289, respectively, which in each case will be paid subsequent to the end of the award period as described in the section entitled “Long-Term Performance Incentive Plan” above.
    (5)    The amounts in this column represent (i) for Messrs. O'Connor, Dunaway and Lyon, the incremental cost of their personal use of the Company's airplane, and (ii) the dollar amount of matching contributions made by the Company. In the case of Messrs. O'Connor, Dunaway, Nguyen and Lyon, the amounts represent matching contributions under the Company's 401(k) plan in fiscal years 2020, 2019 and 2018. In the case of Mr. Smith, the amount represents contributions into his U.K. pension plan. The variation between fiscal year matching contributions and calendar year contribution limits is due to contributions made during a fiscal year's first quarter which act as a contribution catch-up for the corresponding calendar year.
Grants of Plan Based Awards - 2020
    The following table sets forth information on plan based awards granted in the 2019 fiscal year to each of the Company's named executive officers. There can be no assurance that the amounts disclosed below will ever be realized. The amount of these equity awards that were granted, and the amount of the non-equity awards that were earned in fiscal 2020, are shown in the Summary Compensation Table on page 21.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards:	All Other Option Awards:
								Number of Shares of Stock or Units(#)(2)	Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award	Grant Date	Approval Date	Target ($)	Maximum ($) (1)	Target Units (#)	Maximum Units (#)
Sean M. O'Connor	EPP	12/13/2019	12/6/2019		5,000,000			17,440			739,282
	LTIP
William J. Dunaway	EPP	12/13/2019	12/6/2019		5,000,000			7,777			329,667
	LTIP
Philip Smith	EPP	12/13/2019	12/6/2019		5,000,000			9,709			411,565
	LTIP
Xuong Nguyen	EPP	12/13/2019	12/6/2019		5,000,000			8,743			370,616
	LTIP
Charles Lyon	EPP	12/13/2019	12/6/2019		5,000,000			9,709			411,565
	LTIP
    (1)    The information in this column sets forth the maximum amount that could have been paid to each named executive officer under the Company's Executive Performance and Long-Term Performance Incentive Plans for the year ended September 30, 2020. The potential payment under the plan for each named executive officer ranged from none to the maximum amount specified in the table, depending upon the achievement of the performance criteria for 2020. These criteria are described in the sections entitled “Application of Executive Performance Plan in 2020” and “Long-Term Performance Incentive Plan” above. In any fiscal year, the maximum aggregate amount payable under the EPP and LTIP may not exceed the amount stated as the “Maximum Individual Bonus” under the StoneX Group Inc. 2020 Executive Performance Plan.
    (2)    The information in this column consists of restricted shares issued in fiscal year 2020 under the EPP and under the Company's Restricted Stock Plan with respect to services rendered in fiscal year 2019.

Outstanding Equity Awards at Fiscal Year-End - 2020
    The following table sets forth all outstanding equity awards held by the named executive officers as of September 30, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Sean M. O'Connor	160,000	40,000	25.91	12/16/2021	12,168	(1)	622,515
	—	200,000	45.00	12/5/2026	12,167	(2)	622,464
					5,813	(3)	297,393

William J. Dunaway	64,000	16,000	25.91	12/16/2021	5,417	(1)	277,134
	—	100,000	45.00	12/5/2026	5,416	(2)	277,083
					2,592	(3)	132,607

Philip Smith	64,000	16,000	25.91	12/16/2021	6,767	(1)	346,200
	—	100,000	45.00	12/5/2026	6,766	(2)	346,149
					3,236	(3)	165,554

Xuong Nguyen	44,000	16,000	25.91	12/16/2021	6,092	(1)	311,667
	—	100,000	45.00	12/5/2026	6,091	(2)	311,616
					2,914	(3)	149,080

Charles Lyon	—	100,000	45.00	12/5/2026	6,767	(1)	346,200
					6,766	(2)	346,149
					3,236	(3)	165,554
    (1)    These shares vested on December 14, 2020.
    (2)    These shares vest on December 14, 2021.
    (3)    These shares vest on December 14, 2022.
    (4)    Based on the closing price of the Company's common stock on September 30, 2020.

Options Exercised and Stock Vested - 2020 Fiscal Year
    The following table sets forth the number of shares of common stock acquired during 2020 by each named executive officer upon the exercise of options or through the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. O'Connor	—	—	10,252	$459,597
William J. Dunaway	—	—	4,471	$200,435
Philip Smith	—	—	5,628	$252,303
Xuong Nguyen	20,000	625,480	5,050	$226,392
Charles Lyon	—	—	5,628	$252,303
Pension Plans
    On September 30, 2009, the Company assumed the FCStone qualified noncontributory defined benefit pension plan in connection with the acquisition of FCStone. The plan was frozen to new employees prior to the acquisition. Additionally, prior to the acquisition, the plan was amended to freeze all future benefit accruals, and accordingly no additional benefits accrue for active participants under the plan. The Company's funding policy as it relates to this plan is to fund amounts that are intended to provide for benefits attributed to service to date. Mr. Dunaway is the only named executive officer who is a participant in the plan.
    The table below shows the actuarial present value of accumulated benefits payable to Mr. Dunaway, determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements, the number of years of service credited to Mr. Dunaway under the plan, and the payments made during the 2020 fiscal year to Mr. Dunaway.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William J. Dunaway	Qualified noncontributory defined benefit plan	8.4167	$138,850.71	$—
Employment Agreements
    The Company has not entered into employment agreements with Messrs. O'Connor, Dunaway, Smith and Lyon.
Employment Agreement with Xuong Nguyen
    The employment agreement for Xuong Nguyen is an at-will employment agreement and may be terminated at any time by either the Company or Mr. Nguyen.
    Under the agreement, Mr. Nguyen is entitled to an annual base salary. The 2020 base salary for Mr. Nguyen was $400,000.
    Under the agreement, Mr. Nguyen is entitled to an annual bonus in an amount to be determined by the Compensation Committee, in accordance with the Executive Performance Plan, and to participate in all benefit plans generally available to other senior executives.
    The agreement prohibits Mr. Nguyen from soliciting any customers and employees of the Company during the 12 months immediately following any termination of his employment.
    The agreement provides that Mr. Nguyen is entitled to receive severance in the event of the termination of his employment. In the event of termination for cause or voluntary resignation, he is entitled to payment for any unpaid base annual salary and benefits through the termination date. In the event of termination without cause, Mr. Nguyen is entitled to payment of his base salary for nine months after the termination date.
    If Mr. Nguyen had been terminated by the Company without cause as of September 30, 2020, he would have been entitled to a termination payment in the amount of $300,000. These amounts would be payable in a lump sum.
    The Company reserves the right to make additional payments to terminated employees if the Company determines that such payments are in the Company's best interests. The Company also has the right to fully vest executives in their equity awards upon retirement and in certain other termination of services circumstances.

Potential Payments upon Change of Control
    Messrs. O'Connor, Dunaway, Smith, Nguyen and Lyon are not entitled to any benefits, including acceleration of equity awards, upon a change in control of the Company, other than as described below.
    Award agreements under the LTIP relating to awards granted by the Compensation Committee in fiscal years 2018 and 2019 provide for the acceleration of amounts payable following a termination without cause following a change in control.  Specifically, if termination without cause (other than for an extended absence) or resignation for good reason occurs within 18 months following a change in control, the recipient would be entitled to receive the product of (A) the sum of (1) the full Target Award and (2) the Interest accrued on the full Target Award through the end of the fiscal quarter in the Performance Period immediately preceding such termination and (B) the Performance Adjustment as measured through the end of the fiscal quarter immediately preceding such termination, rather than the pro rata share of the Target Award which would be due in the absence of a change in control. The payment of any amounts following a change in control would be subject to the recipient's compliance with the non-solicitation provisions of the award agreement.

    The amounts that would have been paid at the end of fiscal 2020 upon a change in control are:

Name	Benefit	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Sean M. O’Connor	Long Term Incentive Plan	1,689,063
William J. Dunaway	Long Term Incentive Plan	1,035,000
Philip Smith	Long Term Incentive Plan	1,112,266
Xuong Nguyen	Long Term Incentive Plan	1,112,266
Charles Lyon	Long Term Incentive Plan	1,112,266

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
John M. Fowler, Chairman
Eric Parthemore
Bruce Krehbiel
Annabelle Bexiga

CEO Pay Ratio

    The Company’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every StoneX Group Inc. employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute. StoneX Group Inc. is a global company that employs over 3,000 people worldwide.

    Under rules adopted pursuant to the Dodd-Frank Act of 2010, StoneX Group Inc. is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO. The paragraphs that follow describe our methodology and the resulting CEO Pay ratio.

Measurement Date

    We selected September 30, 2020 as the date on which to determine our median employee, which is a date within the last three months of fiscal 2020. We included over 2,000 of our full-time and part-time workers employed on September 30, 2020 to determine our employee population. We excluded approximately 650 of our full-time workers employed on September 30, 2020 that became employees during fiscal 2020 as a result of an acquisition.

Consistently Applied Compensation Measure ("CACM")
    Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee by determining each employee’s base salary and bonus, if any, paid during fiscal 2020. The base salary for new employees hired after October 1, 2019 was annualized to September 30, 2020. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. After the median employee was identified, we calculated the annual total compensation for the employee using the same methodology we use for our CEO in the Summary Compensation Table in this Proxy Statement.

Methodology and Pay Ratio
    After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

    Our median employee compensation as calculated using Summary Compensation Table requirements was $99,312. Our CEO’s compensation as reported in the Summary Compensation Table was $5,109,894. Therefore, our CEO to median employee pay ratio is 51:1.

    This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.
    The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION
    The Board of Directors has retained the oversight of Director compensation and has not delegated that function to any of its committees. The Board periodically reviews its non-executive Director compensation to determine if any adjustments are necessary for the Company to attract and retain qualified Directors.
    For the 2020 fiscal year, the Company's non-executive Directors received the following amounts:
•$90,000 per year for service as a Director,
▪$35,000 per year for service as chairman of the Board,
▪$15,000 per year for service as chairperson of each of the Committees,
▪A grant of $50,000 to purchase restricted stock at a 25% discount to the market value, and
▪Adjustment to cash compensation for the non-executive Directors (as reported within the 2019 Proxy Statement) was effective as of December 5, 2018.
    For the 2021 fiscal year, the Company's non-executive Directors will receive the following amounts:
•$100,000 per year for service as a Director.
▪$50,000 per year for service as chairman of the Board.
▪$20,000 per year for service as chairperson of each of the Committees.
▪A grant of $75,000 to purchase restricted stock at a 25% discount to the market value, effective as of February 25, 2021.
▪Adjustment to cash compensation for the non-executive Directors was effective as of December 16, 2020.
No Director who serves as an employee of the Company receives compensation for services rendered as a Director.
    The Company reimburses non-executive Directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors. In addition, all non-executive Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company's directors' and officers' indemnity insurance policies.
    During the 2020 fiscal year, each non-executive Director was given the option to participate in the Company's restricted stock program which operates in conjunction with the Restricted Stock Plan. Five of the non-executive Directors, Messrs. Fowler, Kass, Krehbiel, Parthemore and Radziwill, elected to participate fully in fiscal 2020. Participants in the Restricted Stock Plan were allowed to choose the percentage (10%, 20% or 30%) of their compensation payable to them or a fixed dollar amount to be exchanged for shares of restricted stock.
    The following chart summarizes the 2020 compensation for the Company's non-executive Directors for the fiscal year ended September 30, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (2) (3)	All Other Compensation	Total
Annabelle G. Bexiga	$53,407	$66,488	$—	$119,895
Scott J. Branch	$98,942	$66,699	$—	$165,641
Diane L. Cooper	$90,000	$66,699	$—	$156,699
John M. Fowler	$80,000	$102,318	$—	$182,318
Daryl Henze (1)	$36,593	$—	$—	$36,593
Steven Kass	$73,500	$108,777	$—	$182,277
Bruce Krehbiel	$67,240	$106,697	$—	$173,937
Eric Parthemore	$73,500	$108,777	$—	$182,277
John Radziwill	$87,500	$116,814	$—	$204,314
    (1)    Director Daryl Henze served during a portion of the 2020 fiscal year, retiring from the Board immediately prior to the 2020 annual meeting of shareholders.
    (2)    The amounts in this column represent the fair value of restricted stock awards granted to each non-executive Director in fiscal year 2020. Fair value is calculated using the closing price of the Company's stock on the date of grant. For additional information, refer to Note 16 to the Company's consolidated financial statements for the fiscal year ended September 30, 2020, set forth in the Company's Annual Report on Form 10-K for the 2020 fiscal year. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named Directors. All non-executive Directors are eligible to participate in the Company's restricted stock program which operates in conjunction with the Restricted Stock Plan. Each non-executive Director may exchange a portion of his Director's fees for shares of restricted stock valued at a discount of 25% to the fair market value on the date of grant.
    (3)    As of September 30, 2020, the number of shares underlying outstanding stock options and restricted stock held by each of our non-executive Directors were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Stock Options	Aggregate Number of Shares Underlying Outstanding Restricted Stock
Annabelle G. Bexiga	—	1,470
Scott J. Branch	—	2,951
Diane L. Cooper	—	2,866
John M. Fowler	—	4,476
Steven Kass	—	4,503
Bruce Krehbiel	—	4,596
Eric Parthemore	—	4,625
John Radziwill	—	5,066
Director Financial Interest in the Company
    The Compensation Committee Charter establishes the policy of the Compensation Committee that at least 30% of Director's fees, excluding additional fees for serving as a Chairperson of the Board or a Committee of the Board, shall be allocated to the purchase of restricted stock subject to a minimum vesting period of three years, with one-third of the award vesting on each of the first, second and third anniversaries of the award, and subject to the provisions as specified with greater particularity in the Company's Restricted Stock Plan and Stock Option Plan as currently applicable.

Compensation Committee Interlocks and Insider Participation
    During our 2020 fiscal year, the members of the Compensation Committee were John M. Fowler (Chairman), Eric Parthemore, Bruce Krehbiel, and Annabelle Bexiga (following her appointment to the Committee in February 2020). None of the members of our Compensation Committee is currently a company officer or employee, nor have Mr. Fowler, Mr. Parthemore, Mr. Krehbiel or Ms. Bexiga ever been an officer or employee of the Company. There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the SEC's rules and regulations.
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    Shareholders are being asked to ratify and approve the appointment of KPMG as our independent registered public accounting firm for the 2021 fiscal year. The appointment of KPMG was made by the Audit Committee of our Board of Directors. KPMG has served as the Company's independent registered public accounting firm since fiscal year 2010. The Company has an engagement agreement with KPMG which sets forth the terms by which KPMG will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the appointment of KPMG effectively would also be a ratification of that agreement.
    Audit services provided by KPMG for our 2020 fiscal year included the audit of the consolidated financial statements and internal control over financial reporting of the Company and its subsidiaries and services related to our periodic filings with the SEC. The services provided by KPMG are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Registered Public Accounting Firm Fees.”
    Representatives of KPMG are expected to be present at the 2021 annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
    Shareholder ratification of the appointment of KPMG as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
Audit Committee Report
    The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States, as well as auditing the Company's internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission.
    The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company's website, www.stonex.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent registered public accounting firm, independent advisors, and consultants.
    In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and KPMG the audit of the Company's consolidated financial statements and internal control over financial reporting. The Audit Committee has reviewed and discussed with KPMG the matters required to be communicated pursuant to the Public Company Accounting Oversight Board (United States) ("PCAOB") Auditing Standard No. 1301, "Communications with Audit Committees." This review included a discussion with management and KPMG about the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the

Company's consolidated financial statements, including the disclosures relating to critical accounting policies. In addition, the Audit Committee has received from KPMG the written disclosures and letter required by the applicable requirements of the PCAOB for independent registered public accounting firm communications with audit committees concerning independence, has discussed with KPMG their independence from the Company and its management, and has considered whether KPMG's provision of non-audit services to the Company is compatible with maintaining KPMG's independence.
    The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee met with KPMG, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's consolidated financial statements and the effectiveness of the Company's systems of disclosure controls, including the clarity of the disclosures, and procedures and internal control over financial reporting. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2020 for filing with the Securities and Exchange Commission and appointed KPMG to serve as the Company's independent registered public accounting firm for the 2021 fiscal year.
Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Steven Kass (Chairman)
Diane L. Cooper
Scott Branch
Annabelle Bexiga
    The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Independent Registered Public Accounting Firm Fees
    KPMG, the Company's independent registered public accounting firm for the fiscal years ending September 30, 2020 and 2019, performed the review of each of the Company's quarterly reports for the 2020 and 2019 fiscal years and the audit of the Company's consolidated financial statements and internal control over financial reporting for the years ended September 30, 2020 and 2019.
    The following table sets forth information regarding fees for professional services rendered by KPMG with respect to the 2020 and 2019 fiscal years.

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees (1)	$4,372,000	$3,530,355
Audit-Related Fees (2)	$5,000	$35,000
Tax Fees	$—	$—
All Other Fees	$18,800	$6,150
Total	$4,395,800	$3,571,505
    (1)    Audit Fees consist of fees billed, or expected to be billed, for professional services rendered for the audit of the Company's consolidated annual financial statements and internal control over financial reporting, the review of the interim condensed consolidated financial statements included in quarterly reports, and services provided in connection with certain subsidiary statutory and regulatory filings.
    (2)    Audit-Related Fees consist of fees billed, or expected to be billed, for attestation services rendered, including services rendered in connection with certain regulatory requirements of the Company's subsidiaries.
    The Audit Committee's policy is to pre-approve all audit, audit-related, and non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2020 and 2019 fiscal years, 100% of the audit, audit-related, and non-audit services were pre-approved by the Audit Committee.

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
    Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
    Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.
    As described more fully in the Compensation Discussion and Analysis section contained in this Proxy Statement, the Company's executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base salary, bonuses under established bonus plans with objective criteria, a long-term performance incentive plan, discretionary bonuses based on subjective criteria, grants of restricted stock and stock options, health insurance and similar benefits. The bonus payments under the established bonus plan are based upon one or more of the following business criteria: change in share price, adjusted return on equity, control of fixed costs, control of variable costs, and adjusted EBITDA growth. Further indicative of the alignment between executive compensation and shareholder value is the fact that bonuses may be paid in a combination of cash and restricted stock on a basis to be established by the Compensation Committee.
    In addition to following a disciplined approach to growing the Company's business through acquisitions and organic growth initiatives during the year, the executive management team continued to focus its energies in 2020 on upgrading and more tightly integrating the Company’s offerings, platforms, marketing strategy and customer experience, in the belief that this is necessary to achieving its goal of becoming a truly best-in-class global financial franchise. To this end, the Company now offers clearing and execution (both high-touch and electronic), expert risk management and advisory services, and market intelligence across asset classes and markets around the world. Fiscal year 2020 accomplishments include, among other things, the following:

•Leading the Company’s international operations through the worldwide COVID-19 pandemic,
•Realized records in operating revenues of $1,308.3 million, an increase of 18.3% over the prior year,
•Realized record net operating revenues of $868.0 million, an increase of 33% over the prior year,
•Realized record net income of $169.6 million, an increase of 99% over the prior year,
•Shareholders’ equity grew to $767.5 million, an increase of 29.2% over the prior year,
•Achieved an ROE (return on equity) of 24.9%,
•Rebranded the Company to StoneX Group Inc.,
•Completed the acquisition of GAIN Capital Holdings, Inc., a global provider of trading services and solutions in spot foreign exchange, precious metals and CFDs in an all-cash transaction,
•Closed on the issuance of $350 million Senior Secured Notes,
•Completed the acquisition of the futures and options brokerage and clearing business of UOB Bullion and Futures Limited,
•Completed the acquisition of the brokerage business of Tellimer Group, and
•Completed the acquisitions of commodity risk manager IFCM Commodities GmbH and online payment and foreign exchange service provider GIROXX GmbH.

The Compensation Committee also considers the total compensation of the Company's five principal executives to be generally consistent with the base salaries paid by the Company's principal competitors to their senior executive officers.
The advisory vote regarding the compensation of the named executive officers shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE COMPANY'S 2013 STOCK OPTION PLAN
General
In November 2012, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 2013 Stock Option Plan (the "Option Plan").

In December 2018, the Board of Directors adopted an amendment to the Option Plan to increase the number of shares authorized for issuance under the Option Plan from 1,000,000 shares to 2,000,000 shares. The increase was approved by the shareholders of the Company at the Annual Meeting held on February 13, 2019.

In January 2021, the Board of Directors adopted an amendment to the Option Plan to increase the number of shares authorized for issuance under the Option Plan from 2,000,000 shares to 3,000,000 shares. The increase will be cancelled if the amendment is not approved by the shareholders of the Company at the Annual Meeting. The Board of Directors has also approved renaming the Option Plan to incorporate the new name of the Company.

At the present time, the Company has issued options covering 1,342,967 shares which remain outstanding. As a result, if the amendment is not approved by the shareholders, the Company will only have 724,483 shares of the Company's common stock available for issuance under the Option Plan.

The Board of Directors of the Company believes that stock options are a key aspect of the Company's ability to attract and retain qualified personnel in the face of high demand for qualified personnel. The Board has approved an amendment to increase the aggregate number of shares of common stock authorized for issuance under the Option Plan by 1,000,000 shares, subject to shareholder approval, in order to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board.

In the event that this Proposal 4 is not approved by the shareholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company's management believes that it will negatively affect the Company's ability to meet its needs for highly qualified personnel and its ability to manage future growth. Without these additional shares, management expects that the current shares available for grant under the Option Plan may not be sufficient to maintain our option grant practices during the 2021 fiscal year.

The Compensation Committee of the Board of Directors administers the Option Plan and determines the number of options to be granted thereunder, subject to an annual limitation on the total number of options that may be granted to any employee. Information on stock options granted to each of the Company's five most highly compensated executed officers is included in the section of this Proxy Statement entitled "Executive Compensation".

Plan Description
The following summary describes briefly the principal features of the Option Plan, which is attached as Exhibit A to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the Option Plan.

Purpose
The purpose of the Option Plan is to advance the growth and development of the Company by affording an opportunity to Directors, executives, consultants and key employees of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business.

Eligibility

The Option Plan provides that awards may be granted to Directors, consultants, officers, and executive, managerial, and other key employees of the Company or any parent or subsidiary of the Company. All employees of the Company and its subsidiaries are currently eligible to participate in the Plan.

Shares Subject to the Option Plan
Prior to the amendment, the total number of shares of common stock that could be issued by the Company under the Option Plan was 2,000,000 shares. The amendment increased this to 3,000,000 shares. If and to the extent an option granted under the Option Plan expires or terminates for any reason whatsoever, in whole or in part, the shares (or remaining shares) of stock subject to that particular option shall again be available for grant under the Option Plan.

Administration
    The Option Plan is currently administered by the Compensation Committee of the Board of Directors of the Company, subject to final approval by the Board of Directors. The Compensation Committee may issue incentive stock options ("Incentive Options") within the meaning as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as Incentive Options ("Nonqualified Options"). In addition, the Compensation Committee shall have the discretion to determine the employees, Directors and consultants to whom options are to be granted and the number of shares subject to the options.

General Conditions
The Option Plan sets forth certain general conditions relating to the options that may be granted thereunder:
•the maximum term of any Incentive Option shall be 10 years;
•an option shall be exercisable only as long as the optionee is in "continuous employment" with any parent, subsidiary or successor thereof or is continually on the Board of Directors of the Company; and
•an option granted under the Option Plan shall not be assignable or transferable other than by will or the laws of descent and distribution.

Stock Options
The option price of stock options granted under the Option Plan shall not be less than 100% of the fair market value of the stock on the date the option is granted. The option price of stock options granted under the Option Plan to any individual who possesses more than 10% of the combined voting power of all classes of common stock of the Company shall not be less than 110% of the fair market value of the stock on the date the option is granted.
Options shall become exercisable as provided by the Board in each option agreement. An option shall terminate upon the occurrence of the following conditions:
•the expiration of one year after termination of employment by death or disability,
•immediately upon termination for cause,
•the expiration of 90 days after termination of employment for a reason other than death, disability or cause, or
•the expiration of 90 days after the removal or resignation of the optionee from the Board.

The Option Plan contains certain additional conditions applicable to options designated as Incentive Options. Incentive Options may be granted only to employees. No employee may be granted Incentive Options exercisable for the first time in any calendar year in which Incentive Options have an aggregate fair market value of stock (determined for each Incentive Option at its date of grant) in excess of $100,000. An Incentive Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall have a per-share exercise price of not less than 110% of the fair market value of the stock on the date the option is granted.
Payment of the exercise price may be made in cash, by certified bank check, in shares of the Company's common stock or any combination of the foregoing. At the discretion of the Board, the Company may also accept a promissory note, secured or unsecured, in the amount of the option price.

Plan Termination and Amendment
Under its terms, the Option Plan will terminate on November 15, 2022. Furthermore, the Option Plan may be amended or terminated at any time by the Board. Any termination shall not affect any award then outstanding. Amendments to the Option Plan may be made without shareholder approval, except as such shareholder approval may be required by law or the rules of a national securities exchange, or if the amendment would increase the number of shares that may be issued under the Option Plan, or modify the requirements as to eligibility for participation in the Option Plan.

Federal Tax Treatment of Options
If an option is granted to an employee in accordance with the terms of the Option Plan, no income will be recognized by such employee at the time the option is granted.

Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income, and will be deductible for tax purposes by the Company in the year in which the optionee recognizes the ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the Option Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.
Section 16(b) of the Exchange Act generally subjects executive officers, directors and 10% shareholders of the Company to potential liability if they both buy and sell shares of the Company's stock within a six-month period. In the case of employees who are subject to these rules, generally, unless the employee elects otherwise, the relevant date for measuring the amount of ordinary income to be recognized upon the exercise of a Nonqualified Option will be the later of (i) the date the six-month period following the date of grant lapses and (ii) the date of exercise of the Nonqualified Option.

Generally, upon exercise of an Incentive Option, an employee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the 2013 Option Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the employee will recognize ordinary income, and the Corporation will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Incentive Option will ordinarily constitute capital gain. In the case of an employee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the employee's ordinary income and the Company's tax deduction in connection with any such disqualifying disposition will normally be the later of (i) the date the six-month period after the date of grant lapses or (ii) the date of exercise of the Incentive Option.
If an option is exercised through the use of stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired through the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE 2013 OPTION PLAN.
PROPOSAL 5 - OTHER MATTERS
    The Board of Directors does not know of any other matters that will be presented for consideration at the 2021 annual meeting. If any other matters are properly brought before the 2021 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT
    The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Executive Officer Since	Position with the Company
Sean M. O'Connor	58	2002	2002	Director, Chief Executive Officer and President
William J. Dunaway	49	—	2009	Chief Financial Officer
Aaron Schroeder	45	—	2012	Chief Accounting Officer
Diego A. Rotsztain	50	—	2020	Chief Governance and Legal Officer
Abbey Perkins	51	—	2020	Chief Information Officer
Xuong Nguyen	52	—	2014	Chief Operating Officer
Tricia Harrod	60	—	2015	Chief Risk Officer
Philip A. Smith	48	—	2013	Chief Executive Officer - StoneX Financial Ltd
Charles Lyon	45	—	2013	Executive Vice President - StoneX Financial Inc.
Mark Maurer	43	—	2015	Chief Executive Officer - StoneX Markets LLC
Glenn Stevens	57	—	2020	Head of Retail and Foreign Exchange
    The background of the Company's executive officer who also serves as a Director is set forth in Proposal 1 - Election of Directors. The backgrounds of Ms. Harrod, Ms. Perkins, and Messrs. Dunaway, Schroeder, Smith, Lyon, Nguyen, Maurer, Rotsztain and Stevens are set forth below.
    William J. Dunaway was appointed Chief Financial Officer of the Company on October 5, 2009 following the merger with FCStone. From January 2008 until the merger, Mr. Dunaway was the Chief Financial Officer of FCStone. Mr. Dunaway has over twenty-five years of industry experience with the Company and its predecessor companies.
    Aaron Schroeder was appointed as Chief Accounting Officer in December 2014. Mr. Schroeder has been with the Company and FCStone for over fifteen years. Prior to his appointment as Chief Accounting Officer, Mr. Schroeder was Director of Accounting, Group Controller and Assistant Treasurer of the Company and its predecessors. Before coming to work for FCStone, Mr. Schroeder worked as a Senior Associate at the accounting firm, KPMG.
Diego A. Rotsztain was appointed Chief Governance and Legal Officer of the Company on August 1, 2020, following the acquisition of GAIN Capital Holdings, Inc., where he had served as Executive Vice President, General Counsel and Secretary since January 2011 and Head of Corporate Development since 2012. Prior to joining GAIN Capital, Mr. Rotsztain worked in private practice at Mayer Brown LLP and Davis Polk & Wardwell where he specialized in securities and merger and acquisition transactions and representing public and private companies on their SEC reporting obligations, corporate governance matters and other day-to-day activities. From September 1997 to September 1998, Mr. Rotsztain served as a Law Clerk for the Honorable Judge David G. Trager in the U.S. District Court in the Eastern District of New York.
    Abbey Perkins was appointed Chief Information Officer in 2017 shortly after joining the Company. Prior to joining the Company, Ms. Perkins held a variety of senior roles in the technology and financial units of Balyasny Asset Management, PEAK6 Investments and its subsidiary Apex Clearing Corp – where she was the CFO for both companies - and Citadel Investment Group, resulting in combined over twenty years experience in the asset management space. Prior to that, Ms. Perkins worked in consulting with what is now PricewaterhouseCoopers, and public accounting at both EY and KPMG.
Xuong Nguyen was appointed as Chief Operating Officer of the Company in October 2015. Prior to that he served as Executive Vice President of the FCM Division of StoneX Financial Inc., a subsidiary of the Company, as well as Chief Operating Officer of additional subsidiaries of the Company. Mr. Nguyen was appointed Chief Executive Officer of FCStone, LLC, the Company's futures commission merchant which was subsequently merged into StoneX Financial Inc., in February 2014 and was Chief Operating Officer of FCStone, LLC for four years prior to his appointment as CEO. Mr. Nguyen previously served as Chief Operating Officer of MFGlobal in the U.S. and served in senior management positions in operations, accounting, project management and audit at Bank of America, JP Morgan (formerly Banc One and First Chicago), ABN Amro, and the Chicago Mercantile Exchange. Mr. Nguyen has over twenty-five years of experience in the derivatives, futures and options marketplace.
    Tricia Harrod joined the Company in 2009, previously served as the Company's Global Head of Risk and was appointed as Chief Risk Officer in October 2015. Prior to joining the Company, Ms. Harrod spent more than twenty-five years in Risk Management for the energy industry, including eleven years as Head of Risk Management for GXP Energy (Aquila, Inc.) including responsibilities of Enterprise Risk Management, Middle Office, Insurance, Credit and Market Risk.

    Philip A. Smith was appointed Chief Executive Officer of the Company’s Europe, Middle East and Africa operations in July 2008 and in January 2015 this responsibility was expanded to include Asia.  Mr. Smith joined the Company in 2004 following its acquisition of Global Currencies Ltd, a U.K. foreign exchange payments company which Mr. Smith joined in 1996 and was made a Director of in 1999. Following its acquisition in 2004 Mr. Smith became CEO of INTL Global Currencies Ltd until its consolidation into StoneX Financial Ltd (formerly known as INTL FCStone Ltd) in 2014. Mr. Smith is the Chief Executive Officer of StoneX Financial Ltd, with regional responsibility for EMEA and Asia.
    Charles Lyon serves as Executive Vice President - Head of Securities of StoneX Financial Inc. (formerly known as INTL FCStone Financial Inc. and INTL FCStone Securities Inc.). This entity merged with the Company's three other domestic regulated entities in July 2015, and Mr. Lyon now oversees the broker-dealer operations of the merged entity. Mr. Lyon was appointed as Chief Executive Officer of StoneX Financial Inc. in December 2012 when it was operating as the Company’s U.S. broker-dealer subsidiary. Mr. Lyon was Head of Securities Trading and Sales as well as Head of Equity Capital Markets of StoneX Financial Inc. from 2004 until 2012, and served various roles for predecessor companies from 1999 until 2004.
    Mark Maurer was appointed Chief Executive Officer of StoneX Markets LLC (formerly known as INTL FCStone Markets, LLC), the Company’s swap-dealer subsidiary, in October 2014. Mr. Maurer joined the Company in 2010 following the acquisition of The Hanley Group, where he was the Head of Risk. Mr. Maurer's background is founded in risk management with a strong understanding of option portfolios, and he has been in the derivatives, futures and options industry for over fifteen years.
Glenn Stevens joined the Company as Head of Retail and Foreign Exchange on August 1, 2020, following the acquisition of GAIN Capital Holdings, Inc. Mr. Stevens was a founder and Chief Executive Officer of GAIN Capital for over twenty years, building a business offering retail traders the ability to trade various financial products. Mr. Stevens has over thirty-five years experience in financial markets focusing on foreign exchange products. Prior to GAIN Capital, Mr. Stevens held various senior roles for large financial institutions including NatWest Bank, Bank of America (Merrill Lynch) and Bankers Trust.

Code of Ethics
    The Company has adopted a Code of Ethics which applies to the Company's officers, Directors and employees. A copy of the Company's Code of Ethics is available on the Company's website www.stonex.com.
    The Code of Ethics governs the behavior of all the Company's employees, officers and Directors, including the named executive officers. The Code of Ethics provides that no employee shall engage in any transaction involving the Company if the employee or a member of his or her immediate family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee's normal compensation), unless the transaction or potential benefit and the interest have been disclosed to and approved by the Company.
    If one of the Company's executive officers has the opportunity to invest or otherwise participate in such a transaction, the policy requires the executive to contact the President and the Chairman of the Audit Committee. Any such transaction must be approved by the Audit Committee.
    The Code of Ethics has been adopted by the Board of Directors and any exceptions to the policies set forth in the Code of Ethics must be requested in writing addressed to the Audit Committee of the Board of Directors. If an executive officer requests an exception, the request must be delivered to the Chairman of the Audit Committee and no exceptions shall be effective unless approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of the most recent report date in the case of Institutions and Funds, or as of December 31, 2020, by:
•each person known by the Company to own more than 5% of the Company's common stock,
•each Director and nominee for Director of the Company,
•each of the Company's executive officers named in the “Summary Compensation Table”,
•additional executive officers identified within this Proxy Statement, and
•all of the Company's executive officers and Directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percent of Class
Institutions and Funds
BlackRock Institutional Trust Company, N.A. (3)	2,351,239	11.99%
Van Berkom & Associates Inc. (4)	1,929,751	9.84%
Nine Ten Capital Management LLC (5)	1,069,165	5.46%
Officers and Directors
Sean M. O'Connor (6) (7) (8)	1,322,492	6.69%
Scott J. Branch (9) (10)	841,896	4.30%
John Radziwill (11) (12)	457,563	2.34%
Philip A. Smith (13)	201,472	1.03%
William J. Dunaway (14)	138,321	*
Xuong Nguyen (15)	102,823	*
Bruce Krehbiel (16)	66,581	*
John M. Fowler (17)	60,230	*
Charles M. Lyon (18)	46,369	*
Mark Maurer (19)	29,695	*
Tricia Harrod (20)	19,649	*
Eric Parthemore (21)	18,077	*
Aaron M. Schroeder (22)	16,310	*
Glenn Stevens	15,000	*
Steven Kass (23)	7,365	*
Diane L. Cooper (24)	3,563	*
Annabelle Bexiga (25)	1,470	*
Diego A. Rotsztain	981	*
All Directors and executive officers as a group (18 persons) (26)	3,349,857	16.79%
*Less than 1.0%
(1)        Except as otherwise noted, all shares were owned directly with sole voting and investment power.
(2)    Includes shares of common stock that can be acquired under vested stock options within 60 days from December 31, 2020 and unvested restricted shares granted through December 31, 2020.
(3)    The address of BlackRock Institutional Trust Company, N.A. is 400 Howard St., San Francisco, CA 94105.
(4)    The address of Van Berkom & Associates Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8.
(5)    The address of Nine Ten Capital Management, LLC is 12600 Hill Country Blvd, Suite R-230, Austin, TX 78738.
(6)    The address of Sean M. O'Connor is 155 East 44th Street, Suite 900, New York, New York 10017.
    (7)    Includes 780,434 shares held by Darseaker Limited Trust.  Family members of Mr. O'Connor may become beneficiaries of the Trust.

(8)    Includes 170,000 shares that Mr. O'Connor may acquire under vested stock options and 41,480 unvested restricted shares.
(9)    Includes 376,000 shares owned by Mr. Branch's spouse, Barbara Branch.
(10)    Includes 2,951 unvested restricted shares.
(11)    Includes 5,043 unvested restricted shares.
(12)    Includes 424,515 shares owned through Basic Management Company Inc.
(13)    Includes 70,000 shares that Mr. Smith may acquire under vested stock options and 23,512 unvested restricted shares. 70,000 of these shares were held in a margin account as of December 31, 2020.
(14)    Includes 80,000 shares that Mr. Dunaway may acquire under vested stock options and 19,021 unvested restricted shares.
(15)    Includes 60,000 shares that Mr. Nguyen may acquire under vested stock options and 21,267 unvested restricted shares.
(16)    Includes 4,568 unvested restricted shares and 38,703 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.
(17)    Includes 4,460 unvested restricted shares and 2,100 shares owned by Mr. Fowler's spouse. 13,900 of these shares were held in a margin account as of December 31, 2020.
(18)    Includes 23,512 unvested restricted shares. 16,090 of these shares were held in a margin account as of December 31, 2020.
(19)    Includes 18,315 unvested restricted shares.
(20)    Includes 13,823 unvested restricted shares.
(21)    Includes 4,677 unvested restricted shares.
(22)    Includes 4,088 unvested restricted shares.
(23)    Includes 4,559 unvested restricted shares.
(24)    Includes 2,740 unvested restricted shares.
(25)    Includes 1,470 unvested restricted shares.
(26)    Includes 345,000 shares issuable upon the exercise of currently vested stock options and 195,486 unvested restricted stock shares.
Section 16(a) Beneficial Ownership Reporting Compliance
    Section 16(a) of the Securities Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.
    Based solely on the review of such reports, the Company is aware of one report by each of Messrs. Fowler, Kass, Krehbiel, Parthemore and Radziwill with respect to a transaction under Section 16(a) which was not filed on a timely basis for transactions occurring during the 2020 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
    One of the Company's Directors, Bruce Krehbiel, was executive officer of a cooperative that utilized the services of the Company during the 2020 fiscal year. The following table sets forth the amount paid by this cooperative for our services during the 2020 fiscal year.

Board Member	Board Member's Cooperative	Amounts Paid by Cooperative to the Company for Services

Bruce Krehbiel	Kanza Cooperative Association	$215,293
    The Company's policy is that all transactions between the Company and its officers, Directors and/or five percent stockholders must be on terms that are no more favorable to those related parties than the terms provided to our other customers.
GENERAL INFORMATION
Shareholder Proposals
    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2022 annual meeting of shareholders and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 17, 2021, which is 120 calendar days prior to the first anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
    If a shareholder wishes to present a proposal at the Company's 2022 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by December 1, 2021, as required by SEC Rule 14a-4(c)(1).
    Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.
Solicitation
    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.
Availability of Annual Report on Form 10-K
    The Company will provide the Company's Annual Report on Form 10-K for the 2020 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to StoneX Group Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. Exhibits to the Annual Report on Form 10-K will also be provided upon specific request.

John Radziwill
Chairman
January 15, 2021

Exhibit A
StoneX Group Inc.
2013 Stock Option Plan

STONEX GROUP INC., a Delaware corporation (the “Company”) (formerly INTL FCStone Inc.), hereby adopts this Stock Option Plan (this “Plan”) for its employees, officers, directors and consultants, in accordance with the following terms and conditions.
1.Purpose of Plan. The purpose of this Plan is to advance the growth and development of the Company by affording an opportunity to employees, officers, directors and consultants of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. This Plan is intended to permit certain designated stock options granted under this Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2.Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

a."Board of Directors" means the board of directors of the Company.

b.“Cause" means: (i) the commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to the Company's reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of the personnel of the Company or any Parent or Subsidiary on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

c."Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

d."Company" means StoneX Company Inc. (formerly INTL FCStone Inc.), a Delaware corporation.

e.“Continuous Employment” means the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof.

f."Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

g."Eligible Employee" means any employee, officer, director or consultant of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422 of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

h.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

i."Fair Market Value" as of a particular date shall mean the fair market value of the Common Stock. For purposes of this Plan, the fair market value of one Share on any relevant date shall be determined as follows:

i.If the Shares are traded on an established securities market (including the NASDAQ Stock Market), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the immediately preceding trading day; or

ii.If the Shares are not traded on an established securities market, the fair market value, as determined by the Board of Directors in good faith under a reasonable valuation method, as of the valuation date coinciding with or, if none, most recently preceding the relevant date. Such fair market valuation determination shall be made in a manner consistent with the rules prescribed under Section 409A of the Code, and with respect to Incentive Stock Options, consistent with rules prescribed under Section 422 of the Code.

j."Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase Shares which is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

k.Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

l."Nonqualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase Shares which is not intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

m."Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

n."Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

o."Option Agreement" means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

p."Optionee" means any Eligible Employee who is granted an Option as provided in this Plan.

q."Parent" means any present or future "parent corporation" of the Company as such term is defined in Section 424(e) of the Code and which the Board of Directors of the Company has elected to be covered by this Plan.

r."Plan" means this Plan, as amended from time to time.

s.“Securities Act” means the Securities Act of 1933, as amended.

t."Share" means a share of Stock.

u."Stock" means authorized and unissued shares of the Company's Common Stock, $.01 par value per share, or treasury shares of such class.

v."Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by this Plan.

Where applicable, the terms used in this Plan have the same meanings as the terms used in the Code, and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.

3.    Stock Subject to Option.

a.Available Shares. The total number of Shares which may be issued by the Company to all Optionees under this Plan is 3,000,000 Shares. Except as otherwise provided in Section 3(b) of this Plan, the total number of Shares which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

b.Expired Options and Delivered Shares. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the Shares (or remaining Shares) subject to that particular Option shall again be available for grant under this Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan.

4.    Administration of this Plan.

a.Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting, or reduced to writing and signed by all of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of Shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of Shares pursuant to this Plan. The Board of Directors may amend this Plan and any Option Agreement without any additional consideration to affected Optionees to the extent necessary to avoid the imposition of penalties on holders of Options granted under this Plan under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Option Agreements (or both) before those amendments. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or an Option granted under this Plan.

b.Compensation Committee. The Board of Directors may from time to time appoint a Compensation Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, as amended, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of this Plan.

c.Authorization of Officers to Grant Options. In accordance with applicable law, the Board of Directors may, by a resolution adopted by the Board of Directors, authorize one or more Officers to designate Eligible Employees (excluding the Officer(s) so authorized and any other Officers of the Company who are or are expected to be subject to Section 16(b) of the Exchange Act) to be Optionees of Options and determine the number of Options to be granted to such Eligible Employees; provided, however, that the resolution adopted by the Board of Directors so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.

d.Compliance with Internal Revenue Code. The Board of Directors (or the Committee if appointed) shall at all times administer this Plan and make interpretations under this Plan in such a manner that Options granted under this Plan designated as Incentive Stock Options will meet the requirements of Section 422 of the Code.

5.    Selection of Optionees.

a.Discretion of the Board of Directors. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.

b.Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of Shares with respect to which any Incentive Stock Options under this Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

c.Limitation on Annual Grants of Options. No Eligible Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares. The limitation described in this Section 5(c) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12 of this Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Sections 12 or 13 of this Plan), the canceled Option will be counted against the limitation described in this Section 5(c).

6.    Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement which shall include such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.

7.    Option Prices.

a.Determination of Option Price. Except as otherwise provided by this Section 7(a), the option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for any Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to an Eligible Employee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Eligible Employee immediately prior to such Acquisition, and (3) intended to preserve for the Eligible Employee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Board of Directors determines to be necessary to achieve such preservation of economic value. Any Option that is granted to an Eligible Employee not previously employed by the Company, or a Parent or Subsidiary, as a material inducement to the Eligible Employee's commencing employment with the Company may be granted with such exercise price as the Board of Directors determines to be necessary to provide such material inducement.

b.Determination of Stock Ownership. For purposes of Sections 7 and 8, an Optionee's common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

8.    Term of Options.

a.No Incentive Stock Option granted under this Plan may be exercised later than ten (10) years from the date of grant. Non-Qualified Stock Options shall have such term as the Board of Directors shall determine.

b.The term for any Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be more than five (5) years from the date of grant.

9.    Exercise of Option.

a.Limitation on Exercise of Option. Except as otherwise provided in this Plan, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement. The Board of Directors, in its sole discretion, may accelerate the vesting of any Option at any time.

b.Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in Continuous Employment with the Company or is continually on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, and unless otherwise provided in the Option Agreement, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

i.for a period ending ninety (90) days after the Optionee has terminated his Continuous Employment with the Company, unless the Optionee was terminated for cause by the Company in which case the Option shall terminate upon the delivery of notice of termination of employment; or

ii.for a period ending ninety (90) days after the removal or resignation of the Optionee from the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof, on which such Optionee has served; or

iii.by the estate of the Optionee, within one (1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof; or

iv.within one (1) year after the Optionee's employment with the Company terminates, if the Optionee becomes disabled during Continuous Employment with the Company and such Disability is the cause of termination.

c.Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of the Option, an Optionee may exercise the Option, in whole or in part, by written notice to the Company stating in such written notice the number of Shares such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable federal and state securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the Shares. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

d.Payment for Option Stock. The exercise of any Option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the Shares being purchased. The acceptable form of consideration may consist of any combination of cash, certified bank check, wire transfer or, subject to the approval of the Board of Directors:

i.Mature Shares; or

ii.pursuant to procedures approved by the Board of Directors, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Optionee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise. For purposes of this Section 9, Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

e.Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of Shares which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of Shares, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal, state, local and foreign income tax withholding requirements.

10.    Nontransferability of Options. Except as otherwise provided in Section 9(b)(iii) and (iv) of this Plan, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of an Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions of this Plan, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

11.    Compliance with the Securities Laws.

a.Optionee's Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his Option, he shall furnish a written statement to the Company that he is acquiring such Shares for investment purposes only and that he has no present intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the Shares pertaining to the Option are not registered under the Securities Act, or any applicable state securities laws. In the event that Shares subject to the Option are registered under the Securities Act, an Optionee shall no longer be required to comply with this subsection 11(a).

b.Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification .of the Shares subject to an Option upon any securities exchange or under any federal or state securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

c.Restrictions on Transfer of Shares. The Shares acquired by an Optionee pursuant to the exercise of an Option shall be freely transferable; provided, however, that such Shares may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Securities Act, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such Shares under federal or state securities laws has been received by the Company.

d.Restrictive Legend. In order to enforce the restrictions imposed upon Shares under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

"The shares of Common Stock evidenced by this certificate have been issued under the StoneX Group Inc. 2013 Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.

These shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available."

12.    Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by this Plan, or in the number, option price and kind of Shares covered by the outstanding Options. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional Shares.

13.    Reorganization Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is involved in which the Company is not a surviving corporation, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of any or all Options previously issued upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

14.    Notification of Disqualifying Disposition. If an Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) two years after the date of grant, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

15.    Escrow. In order to enforce the restrictions imposed upon Shares under this Plan, the Board of Directors or the Committee may require any Optionee to enter into an escrow agreement providing that the certificates representing

Shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

16.    Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

17.    Optionee's Rights as a Holder of Shares.

a.Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates for such Shares are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in Section 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

b.Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the Shares registered in their names. A stock certificate representing dividends declared and paid in Shares shall be issued and delivered to the purchaser after such Shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

c.Voting Rights. Purchasers of Shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the Shares purchased.

18.    Amendment and Termination of this Plan.

a.Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company; and (ii) the Company shall obtain shareholder approval of any Plan amendment to the extent the Board determines that such approval is necessary and desirable to comply with Section 422 of the Code (or any successor statute or regulation) or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

b.Automatic Termination. This Plan shall terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of this Plan under this subsection 18(b). Any Option outstanding at the time this Plan is terminated under this subsection 18(b) shall remain in effect until the Option is exercised or expires.

19.    Miscellaneous.

a.Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

b.Effective Date of this Plan. This Plan shall be effective upon adoption of this Plan by the Board of Directors. This Plan shall be submitted to the shareholders of the Company for their approval within 12 months of the approval by the Board of Directors and, if such approval is not obtained, this Plan shall terminate. Options may be granted prior to the obtaining of such shareholder approval but the exercise of such options shall be conditioned upon such shareholder approval.

c.Employment. Nothing in this Plan or in any Option granted under this Plan, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.

d.Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith.

e.Plan Binding. This Plan shall be binding upon the successors and assigns of the Company.

f.Gender. Whenever used in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

g.Headings. Captioned headings of Sections and subsections of this Plan are inserted for convenience and reference, and constitute no part of this Plan.

h.Applicable Law. This Plan and related Option Agreements shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.